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                                                                      EXHIBIT 21

                                                                     Page 1 of 2


SUBSIDIARIES OF FIRST BRANDS CORPORATION (Delaware)
(Unless otherwise noted, the following are wholly-owned by First Brands Corporation)


First Brands Properties Inc. (Delaware)

        First Brands Acquisitions Inc. (Delaware) [wholly owned by First Brands
          Properties Inc.]

                A & M Products Inc. (Texas) [wholly owned by First Brands
                   Acquisitions Inc.]

        First Brands Australia Pty Limited (Australia) [70% owned by First
          Brands Properties Inc.; 30% owned by FBC, LLC]

                NationalPak Pty Limited (Australia) [wholly owned by First
                  Brands Australia Ltd.]

        First Brands New Zealand Limited (New Zealand) [wholly owned by First
          Brands Properties Inc.]

                Zendel Battery Co Limited (New Zealand) [wholly owned by First
                  Brands New Zealand Ltd.]

                        Homepack Marketing Limited (New Zealand) [wholly owned
                          by Zendel Battery Company]

                        NationalPak New Zealand Limited (New Zealand) [wholly
                          owned by Zendel Battery Company]

Forest Technology Corporation (Delaware)

Himolene Incorporated (Delaware)

Paulsboro Packaging, Inc. (New Jersey)

STP Products, Inc. (Delaware)

First Brands Funding Inc. (Delaware)

Polysak, Inc. (Connecticut)

STP Corporation (Delaware)

Antifreeze Technology Systems,Inc. (Delaware)

Antifreeze Properties, Inc. (Delaware)

First Brands International, Inc. (Delaware)

First Brands Asia Limited (Hong Kong)

        First Brands (Guangzhou) Ltd. (China) [51% owned by First Brands
          Asia Limited]

STP International (Australia) Pty. Ltd. (Australia)




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                                                                     Page 2 of 2



SUBSIDIARIES OF FIRST BRANDS CORPORATION (Delaware)
(Unless otherwise noted, the following are wholly-owned by First Brands Corporation)


First Brands Holdings Corporation (Canada)

        First Brands (Canada) Corporation (Canada) [wholly-owned by First Brands
          Holdings Corporation]

                FBC, LLC (Delaware) [wholly-owned by First Brands (Canada)
                  Corporation]

        STP Scientifically Tested Products of Canada Ltd. (Canada) [wholly-owned by First Brands Holdings Corporation]

        Renaissance:  A Resource Recovery Corporation (Canada) [wholly-owned by
          First Brands Holdings Corporation]

        First Brands Africa Holdings (Pty) Ltd (South Africa) [93% owned by
          First Brands Holdings Corporation]

                First Brands Africa (Pty) Ltd. (South Africa) (wholly-owned by
                  First Brands Africa Holdings (Pty) Ltd.)

        Sealapac (Pvt) Ltd. (South Africa) [76% owned by First Brands Africa
          (Pty) Ltd.)

                        First Brands Zimbabwe (Private) Ltd (Zimbabwe)
                         (wholly-owned by First Brands Africa (Pty) Ltd.)

                Multifoil Trading (Pty) Ltd (South Africa) (wholly-owned by
                  First Brands Africa Holdings (Pty) Ltd.)

First Brands Europe Limited (United Kingdom)

        STP First Brands Espana, S. L. (Spain) [wholly-owned by First Brands
          Europe Limited]

First Brands Mexicana, S.A. de C.V. (Mexico)

        Fabricante de Productos Plasticos, S.A. de C.V. (Mexico) [wholly-owned by First Brands Mexicana, S.A. de C.V.]

                PCM International, Inc. (Delaware) [wholly-owned by Fabricante de Productos Plasticos, S.A. de D.V.]

        Comercial First Brands, S.A. de C.V. (Mexico) [wholly-owned by First
          Brands Mexicana, S.A. de C.V.]

        Distribuidora First Brands, S.A. de C.V. (Mexico)  [wholly-owned by
          First Brands Mexicana, S.A. de C.V.]

First Brands Philippines, Inc. (Philippines)

First Brands Puerto Rico, Inc. (Puerto Rico)


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